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                                                                    Exhibit 23.2


              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31468) pertaining to the AirNet Communications Corporation 1999 Equity Incentive Plan, of our report dated March 6, 1998, with respect to the financial statements of AirNet Communications Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                    /s/ Ernst & Young LLP
                                                    Ernst & Young LLP


Orlando, Florida
March 27, 2000